UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 13, 2006
Middlefield Banc Corp.

(Exact name of registrant specified in its charter)

Ohio	000-32561	34-1585111

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15985 East High Street, Middlefield, Ohio	44062-0035

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (440) 632-1666
[not applicable]

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Reduction in Number of Directors. On February 13, 2006, the Board of Directors fixed the size of the Board at 9 effective at the May 10, 2006 Annual Meeting of Shareholders. As a result, Class I would include Directors Frances H. Frank, Thomas C. Halstead, and James J. McCaskey whose terms expire at the 2008 Annual Meeting, and Class III would include Directors Thomas G. Caldwell, Donald D. Hunter, and Carolyn J. Turk whose terms expire at the Annual Meeting in 2007. Director Donald E. Villers, a member of Class I whose current term expires in 2008, and Director Richard T. Coyne, a member of Class III whose current term expires in 2007, were nominated by the Board to serve as directors in Class II along with James R. Heslop, II for three-year terms ending at the 2009 Annual Meeting of Shareholders, or until their successors are elected and qualified.
     The information in this Form 8-K is not intended to be a substitute for the proxy statement Middlefield Banc Corp. will furnish shareholders in connection with the 2006 Annual Meeting of Shareholders. SHAREHOLDERS OF MIDDLEFIELD BANC CORP. ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE IN APRIL 2006 BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ELECTION OF DIRECTORS.
     Middlefield Banc Corp.’s proxy statement will be available free of charge at the SEC’s website (www.sec.gov) or from Middlefield Banc Corp. by writing Ms. Nancy C. Snow, Secretary, Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062.
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Middlefield Banc Corp.
Date: February 14, 2006	/s/ James R. Heslop, II

James R. Heslop, II Executive Vice President and COO